UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2008

BRONCO DRILLING COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		20-2902156
(State or other jurisdiction of	000-51471	(I.R.S. Employer
incorporation)	(Commission File Number)	Identification Number)

16217 North May Avenue
Edmond, OK		73013
(Address of principal		(Zip code)
executive offices)
(405) 242-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.
     On June 1, 2008, Bronco Drilling Company, Inc., a Delaware corporation (“Bronco”), Allis-Chalmers Energy Inc., a Delaware corporation (“Allis-Chalmers”), and Elway Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Allis-Chalmers (“Merger Sub”), entered into the First Amendment (the “Amendment”) to their previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 23, 2008. The Merger Agreement, as amended by the Amendment (the “Amended Merger Agreement”), provides that at the effective time of the merger, Bronco’s stockholders will receive aggregate merger consideration comprised of (a) $200.0 million in cash and (b) 16,846,500 shares of Allis-Chalmers’ common stock. The combined consideration has a value of $18.25 per share of Bronco’s common stock based on the closing price of Allis-Chalmers’ common stock on May 30, 2008. The number of shares of Allis-Chalmers’ common stock payable as merger consideration to Bronco’s stockholders is fixed and is not subject to adjustment based on trading value or otherwise. The Amended Merger Agreement also contains provisions such that Bronco and Allis-Chalmers anticipate that receipt of the stock portion of the merger consideration will be tax-free to Bronco’s stockholders.
     Under the terms of the Amended Merger Agreement, which was approved by the respective Boards of Directors of each of Bronco, Allis-Chalmers and Merger Sub, Bronco will merge with and into Merger Sub, with Merger Sub continuing as the surviving company and changing its name to “Bronco Drilling Company LLC.” Upon completion of the merger, it is anticipated that Allis-Chalmers’ and Bronco’s stockholders will own approximately 68% and 32%, respectively, of the combined company.
     Completion of the merger remains conditioned upon, among other things, the adoption of the Amended Merger Agreement by Bronco’s stockholders, the approval of the issuance of shares of Allis-Chalmers’ common stock to be used as merger consideration by Allis-Chalmers’ stockholders and the receipt of all required regulatory approvals. The Amended Merger Agreement contains customary representations, warranties and covenants and other customary conditions.
     Investors are cautioned that the representations, warranties and covenants included in the Amended Merger Agreement were made by Bronco, Allis-Chalmers and Merger Sub to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Amended Merger Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in disclosure schedules that the parties exchanged in connection with the execution of the agreement. In addition, the representations and warranties may have been included in the Amended Merger Agreement for the purpose of allocating risk between Bronco, Allis-Chalmers and Merger Sub, rather than to establish matters as facts.
     The Amendment is described in this Current Report on Form 8-K and attached as Exhibit 2.1 hereto only to provide you with information regarding certain material terms and conditions, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the merger, not to provide any other factual information regarding Bronco, Allis-Chalmers, their respective businesses or the actual conduct of their respective businesses during the period prior to the consummation of the merger. Investors are not third-party beneficiaries under the Amended Merger Agreement and should not rely on the representations and warranties in the Amended Merger Agreement as characterizations of the actual state of facts about Bronco, Allis-Chalmers or any other person. Furthermore, you should not rely on the covenants in the Amended Merger Agreement as actual limitations on the respective businesses of Bronco and Allis-Chalmers because either party may take certain actions that are either expressly permitted in the disclosure schedules to the Amended Merger Agreement or consented to by the appropriate party, which consent may be given without notice to the public.
     The foregoing description of the Amended Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 hereto and incorporated herein by reference, and the Merger Agreement, which was filed as an exhibit to Bronco’s Current Report on Form 8-K on January 24, 2008. The Amended Merger Agreement provides further information regarding the terms of the merger.

Item 8.01 Other Events
     On June 2, 2008, Bronco and Allis-Chalmers announced the signing of the Amendment described in Item 1.01 above. A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Forward Looking Statements and Additional Information
     This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, regarding the merger and the combined company’s plans, objectives and intentions. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this report.
     Forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, the possibility that the companies may be unable to obtain stockholder, regulatory or other approvals required for the merger, that problems may arise in the integration of the businesses of Bronco and Allis-Chalmers, that the merger may involve unexpected costs, that Allis-Chalmers may be unable to secure the requisite financing for the merger, that the combined company may be unable to achieve cost-cutting objectives, changes in demand for oil and natural gas drilling services in the areas and markets in which the companies operate, the effects of competition, the obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation. Further information about the risks and uncertainties that may affect Bronco and Allis-Chalmers are set forth in their most recent respective filings on Form 10-K (including without limitation in the “Risk Factors” sections thereof) and in other filings with the Securities and Exchange Commission (the “SEC”) and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Bronco does not undertake any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report.
Important Additional Information Regarding the Merger
     In connection with the proposed transaction, Allis-Chalmers and Bronco have filed a preliminary joint proxy statement/prospectus and both companies have filed and will file other relevant documents concerning the proposed merger transaction, including an amendment to the preliminary joint proxy statement /prospectus reflecting the terms of the Amended Merger Agreement, with the SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when available) and the other documents free of charge at the website maintained by the SEC at www.sec.gov.
     The documents filed with the SEC by Allis-Chalmers may be obtained free of charge from Allis-Chalmers’ website at www.alchenergy.com or by calling Allis-Chalmers’ Investor Relations department at (713) 369-0550. The documents filed with the SEC by Bronco may be obtained free of charge from Bronco’s website at www.broncodrill.com or by calling Bronco’s Investor Relations department at (405) 242-4444. Investors and security holders are urged to read the joint proxy statement/prospectus, as it may be amended or supplemented from time to time, and the other relevant materials before making any voting or investment decision with respect to the proposed merger.
     Allis-Chalmers, Bronco and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective stockholders of Allis-Chalmers and Bronco in connection with the merger. Information regarding such persons and a description of their interests in the merger are contained in the joint proxy statement/prospectus filed with the SEC, as it may be amended or supplemented from time to time. Information about the directors and executive officers of Allis-Chalmers and their ownership of Allis-Chalmers’ common stock is set forth in its amended annual report on Form 10-K/A filed with the SEC on April 29, 2008 and in subsequent statements of changes in beneficial ownership on file with the SEC. Information about the directors and executive officers of Bronco and their ownership of Bronco’s common stock is set forth in its amended annual report on Form 10-K/A filed with the SEC on April 29, 2008 and in subsequent statements of changes in beneficial ownership on file with the SEC. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus for the merger, as it may be amended or supplemented from time to time.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits:

Exhibit No.	Description

2.1	First Amendment to the Agreement and Plan of Merger, dated as of June 1, 2008, by and among Allis-Chalmers Energy Inc., Elway Merger Sub, Inc. and Bronco Drilling Company, Inc.

99.1	Joint press release dated June 2, 2008 entitled “Allis-Chalmers Energy and Bronco Drilling Company Amend Terms of Merger Agreement.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRONCO DRILLING COMPANY, INC.
Date: June 2, 2008	By:	/s/ ZACHARY M. GRAVES
Zachary M. Graves
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	First Amendment to the Agreement and Plan of Merger, dated as of June 1, 2008, by and among Allis-Chalmers Energy Inc., Elway Merger Sub, Inc. and Bronco Drilling Company, Inc.

99.1	Joint press release dated June 2, 2008 entitled “Allis-Chalmers Energy and Bronco Drilling Company Amend Terms of Merger Agreement.”